SUTOR TECHNOLOGY GROUP LIMITED REPORTS

SECOND QUARTER FISCAL 2013 FINANCIAL RESULTS

71.4% Increase in Second Quarter Net Income on 46.3% Increase in Revenues

CHANGSHU, China, Feb. 7, 2013-/PRNewswire-FirstCall/- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), a leading China-based manufacturer and distributor of high-end fine finished steel products and welded steel pipes used by a variety of downstream applications, today announced its financial results for fiscal 2013 second quarter ended December 31, 2012.

Second quarter fiscal 2013 results highlights:

	2Q FY2013	2Q FY2012	Change
Revenue (million)	$157.9	$107.9	46.3%
Gross profit (million)	$12.2	$10.4	17.3%
Net income (million)	$4.8	$2.8	71.4%
EPS (fully diluted)	$0.12	$0.07	71.4%

Discussing second quarter fiscal 2013 results, Lifang Chen, Chairwoman and CEO of Sutor, commented, “We are pleased to report that we substantially improved our top and bottom lines, expanded our product offering, introduced new products and services, and further diversified our customer base.”

Second Quarter FY2013 vs. Second Quarter FY2012 Highlights

•	The 46.3% increase in revenue was mainly due to an 87.0% increase in sales volume, partially offset by a 21.7% decrease in the average selling price (ASP) primarily due to lower costs of raw materials. As the Chinese economy continues to gradually regain its strength, we anticipate stable or higher steel product prices in the coming quarters.
•	Revenue generated from domestic sales increased by 49.2% to $139.6 million, while revenue generated from international sales increased by 27.5% to $18.3 million. As a percentage of total revenue, international sales accounted for 11.6%, as compared to 13.3% in the same quarter of fiscal 2012.
•	Our gross margin decreased due to changes in the product mix, as we sold more acid pickled steel products which have lower gross margin as compared to other products.
•	Total operating expenses (selling expenses and general and administrative expenses) slightly decreased despite higher revenue, mainly due to cost control measures.
•	Higher revenue, lower operating expenses, lower interest expenses and higher interest income contributed to a 71.4% increase in net income.

Liquidity

•	Operating activities provided approximately $6.2 million of cash in the six months ended December 31, 2012. As of December 31, 2012, cash and cash equivalents (excluding restricted cash) were $17.8 million and restricted cash were $99.4 million.

•	Sutor’s major sources of liquidity are borrowings through short-term bank loans. As of December 31, 2012, short-term loans totaled approximately $112.9 million, and the current portion of long-term loans was $30.8 million. The Company also had approximately $3.4 million long-term loans.

•	As of December 31, 2012, Sutor had an unused line of credit with banks of approximately $34.7 million which entitles the Company to draw bank loans for general corporate purposes. Sutor expects sufficient liquidity to carry out normal operations for fiscal 2013.

Recent Business Developments

•	The new high precision cold-rolled steel production line with a designed annual capacity of 500,000 metric tons (MT) is expected to start trial operations in the first half of calendar year 2013. Once operational, we expect this new line will increase our cold-rolled steel capacity to 750,000 MT. Cold-rolled steel products are used as raw materials to manufacture hot-dip galvanized and pre-painted galvanized steel products, for which we have a capacity of 700,000 MT and 200,000 MT, respectively.

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•	We are making progress on our recently established electronic commerce B2B platform, a complementary business to our existing capital intensive and asset heavy steel processing business. We believe that this platform has significant upside potential. We are currently using it to promote and sell our own products to existing customers. Additionally, we plan to introduce this platform to other companies in the heavy industry to promote and sell their products.

•	We recently started commercial production of galvolume steel plates. Derived from hot-dip aluminum galvanization and hot-dip zinc galvanization technology, our galvolume steel plates possess exceptional anti-corrosion, anti-oxidation and electric-chemical properties, which make it less prone to rust and corrosion. As a result, this product can be used in a variety of industries such as construction, household appliances, automobiles, machinery and shipping.

Ms. Chen concluded, “We have well positioned our Company to take advantage of additional opportunities arising from China’s expected economic recovery. Sutor’s business is strong and competitive, and should continue to profitably grow in fiscal 2013.”

Conference Call Information

Sutor's management will host an earnings conference call today, February 7, 2013, at 9:00 a.m. U.S. Eastern time/10:00 pm Beijing/Hong Kong time. Listeners may access the call by dialing US: +1877 847 0047, CN: 800 876 5011, HK +852 3006 8101, access code: SUTR. A recording of the call will be available shortly after the call through March 9, 2013. Listeners may access it by dialing US: +1866 572 7808, CN: 800 876 5013, HK: +852 3012 8000, access code: 689245.

Functional Currency

The reporting currency of the Company is the United States Dollar (“USD”). Sutor and Sutor BVI maintain their books and records in USD, their functional currency. The PRC subsidiaries maintain their books and records in its local currency, the Renminbi Yuan (“RMB”), which is their functional currency as being the primary currency of the economic environment in which these entities operate. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and distributors of high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2012, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

China	US
Jason Wang, Director of IR	Lena Cati, IR Representative
Sutor Technology Group Limited	The Equity Group
Tel: +86-512-5268-0988	Tel: 212 836-9611
Email: investor_relations@sutorcn.com	Email: lcati@equityny.com

Financial Tables Below:

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2012	2012

ASSETS
Current Assets:
Cash and cash equivalents	$17,798,409	$9,530,531
Restricted cash	99,395,193	111,582,149
Short-term investments	-	4,849,112
Trade accounts receivable, net of allowance for doubtful accounts of $566,912 and $1,306,099 as of December 31, 2012 and June 30, 2012, respectively	3,860,126	7,023,880
Notes receivable	110,960	475,112
Other receivables and prepayments, net of allowance for doubtful accounts of $335,588 and $351,372 as of December 31, 2012 and June 30, 2012, respectively	3,427,375	4,275,817
Advances to suppliers, unrelated parties, net of allowance for doubtful accounts of $414,811 and $366,697 as of December 31, 2012 and June 30, 2012, respectively	33,393,020	27,446,626
Advances to suppliers, related parties, net of right to offset (Note 10)	137,031,287	121,884,833
Inventories, net	57,809,111	50,432,279
Deferred tax assets	889,819	709,688
Total Current Assets	353,715,300	338,210,027
Non-current Assets:
Advances for purchase of long term assets	15,349,526	15,001,088
Property, plant and equipment, net	74,589,227	77,231,273
Intangible assets, net	6,565,187	3,082,877
Investments in affiliated company	6,356,497	-
Total Non-current Assets	102,860,437	95,315,238
TOTAL ASSETS	$456,575,737	$433,525,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$112,884,062	$111,166,838
Long-term loans, current portion	30,786,516	27,762,975
Accounts payable, unrelated parties	51,315,445	57,079,617
Accounts payable, related parties	17,976,698	-
Other payables and accrued expenses	7,747,798	8,820,064
Advances from customers	13,300,180	7,924,812
Warrant liabilities	32,881	47,404
Total Current Liabilities	234,043,580	212,801,710
Long-Term Loans	3,437,544	8,490,772
Total Liabilities	237,481,124	221,292,482
Stockholders' Equity
Undesignated preferred stock - $0.001 par value; 1,000,000 shares authorized; nil shares outstanding	-	-
Common stock - $0.001 par value; authorized: 500,000,000 shares as of December 31, 2012 and June 30, 2012; issued: 40,855,602 and 40,805,602 shares as of December 31, 2012 and June 30, 2012.	40,855	40,805
Additional paid-in capital	41,415,780	41,344,306
Statutory reserves	18,100,361	18,100,361
Retained earnings	124,340,415	117,732,738
Accumulated other comprehensive income	35,848,711	35,622,241
Less: Treasury stock, at cost, 590,838 and 544,477 shares as of December 31, 2012 and June 30, 2012, respectively	(651,509)	(607,668)
Total Stockholders' Equity	219,094,613	212,232,783
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$456,575,737	$433,525,265

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

	For The Three Months Ended		For The Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue:
Revenue from unrelated parties	$106,478,486	$83,070,982	$195,593,572	$181,467,497
Revenue from related parties	51,388,372	24,823,816	79,459,977	56,622,918
	157,866,858	107,894,798	275,053,549	238,090,415

Cost of Revenue
Cost of revenue from unrelated parties	(96,462,341)	(74,930,923)	(178,489,766)	(165,952,519)
Cost of revenue from related parties	(49,195,171)	(22,552,581)	(75,807,453)	(50,737,745)
	(145,657,512)	(97,483,504)	(254,297,219)	(216,690,264)

Gross Profit	12,209,346	10,411,294	20,756,330	21,400,151

Operating Expenses:

Selling expenses	(1,978,916)	(2,078,492)	(4,292,168)	(4,414,272)
General and administrative expenses	(2,550,249)	(2,578,617)	(4,680,073)	(5,504,115)
Total Operating Expenses	(4,529,165)	(4,657,109)	(8,972,241)	(9,918,387)
Income from Operations	7,680,181	5,754,185	11,784,089	11,481,764

Other Incomes/(Expenses):
Interest income	1,059,709	388,207	2,022,050	678,415
Interest expense	(2,340,244)	(2,438,976)	(5,874,436)	(4,167,516)
Changes in fair value of warrant liabilities	(1,501)	22,082	14,523	232,466
Equity in gains of affiliated company	185,888	-	174,446	-
Other income	122,520	14,592	159,138	19,950
Other expense	(563,209)	(477,176)	(667,524)	(858,667)
Total Other Expenses, net	(1,536,837)	(2,491,271)	(4,171,803)	(4,095,352)

Income Before Taxes	6,143,344	3,262,914	7,612,286	7,386,412
Income tax (expense)/benefit	(1,371,012)	(460,504)	(1,004,609)	400,329
Net Income	$4,772,332	$2,802,410	$6,607,677	$7,786,741

Other Comprehensive Income:
Foreign currency translation adjustment	708,871	1,375,046	226,470	3,862,447
Comprehensive Income	$5,481,203	$4,177,456	$6,834,147	$11,649,188

Basic Earnings per Share	$0.12	$0.07	$0.16	$0.19
Diluted Earnings per Share	$0.12	$0.07	$0.16	$0.19

Basic Weighted Average Shares Outstanding	40,224,003	40,487,224	40,222,247	40,602,179
Diluted Weighted Average Shares Outstanding	40,224,003	40,487,224	40,222,247	40,602,179

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Six Months Ended
	December 31,
	2012	2011
Cash Flows from Operating Activities:
Net income	$6,607,677	$7,786,741
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	4,408,037	4,179,300
Reversal for doubtful accounts	(708,630)	-
Stock based compensation	71,524	61,257
Foreign currency exchange gain	(10,234)	(686,395)
Loss on disposal of property, plant and equipment	85,198	-
Interest income from short-term investments carried at amortized cost	(30,900)	-
Equity in gains of affiliated company	(174,446)	-
Deferred income taxes	(179,476)	(47,431)
Changes in fair value of warrant liabilities	(14,523)	(232,466)
Changes in current assets and liabilities:
Restricted cash for notes payable	2,221,324	(50,625,460)
Trade accounts receivable	3,910,051	(7,624,315)
Notes receivable	364,553	(526,505)
Other receivable and prepayments	868,254	269,075
Advances to suppliers, unrelated parties	(5,968,905)	6,087,748
Advances to suppliers, related parties	(15,026,467)	1,984,400
Inventories	(7,330,679)	(46,491,155)
Accounts payable, unrelated parties	(5,156,443)	60,932,832
Accounts payable, related parties	17,975,273	-
Other payables and accrued expenses	(1,078,382)	222,530
Other payables, related parties	-	(601,014)
Advances from customers	5,368,031	(5,520,486)
Net Cash Provided by/(Used In) Operating Activities	6,200,837	(30,831,344)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment, net of value added tax refunds received	(3,217,771)	(9,786,882)
Proceeds from disposal of property, plant and equipment	523,761	-
Purchase of intangible assets	(3,560,563)	-
Investment in affiliated company	(6,181,547)	-
Proceeds from sale of short-term investments	4,884,009	-
Net Cash Used In Investing Activities	(7,552,111)	(9,786,882)

Cash Flows from Financing Activities:
Proceeds from loans	94,118,588	128,876,501
Repayment of loans	(94,530,050)	(102,275,514)
Restricted cash for bank loans	10,065,475	-
Payments on repurchase of common stock	(43,841)	(534,269)
Net Cash Provided by Financing Activities	9,610,172	26,066,718

Effect of Exchange Rate Changes on Cash and Cash Equivalents	8,980	228,347

Net Change in Cash and Cash Equivalents	8,267,878	(14,323,161)
Cash and Cash Equivalents at Beginning of Period	9,530,531	21,324,931
Cash and Cash Equivalents at End of Period	$17,798,409	$7,001,770

Supplemental Non-Cash Information:
Offset of notes payable to related parties against receivable from related parties	$10,609,363	$10,263,357
Supplemental Cash Flow Information:
Cash paid during the period for interest expense	$(5,025,598)	$(3,915,785)
Cash (paid)/received during the period for income tax	$(1,669,952)	$6,019

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